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                                                                    EXHIBIT 99.5

                   [LETTERHEAD OF SALOMON SMITH BARNEY INC.]

The Board of Directors
PLD Telekom Inc.
505 Park Avenue
New York, New York 10022

Members of the Board:

    We hereby consent to the inclusion of our opinion letter dated May 18, 1999 as Appendix B to, and to the reference thereto under the captions "SUMMARY--Opinion of PLD's Financial Advisor" and "THE MERGER--Opinion of PLD's Financial Advisor" in, the Joint Proxy Statement/Prospectus of PLD Telekom Inc. ("PLD") and Metromedia International Group, Inc. ("Metromedia") relating to the proposed merger involving PLD and Metromedia, which Joint Proxy Statement/Prospectus is part of the Registration Statement on Form S-4 of Metromedia. By giving such consent, we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "expert" as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

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                                By:        /s/ SALOMON SMITH BARNEY INC.
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                                             SALOMON SMITH BARNEY INC.
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New York, New York
August 31, 1999